Exhibit 10.17

[St. Charles]

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of May 16, 2011 (the “Effective Date”) by and between ODYSSEY (III) DP XVII, LLC, a Florida limited liability company (“Seller”), and PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Buyer”).

WITNESSETH:

A. On April 7, 2011, the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”), in the case styled In re Odyssey (III) DP XVII, LLC, Case No 8:10-bk-18713-CPM (Jointly Administered With Cases 8:10-bk-18715-CPM; 8:10-bk-18718-CPM; 8:10-bk-18719-CPM; 8:10-bk-18720-CPM; 8:10-bk-18721-CPM; 8:10-bk-18723-CPM; 8:10-bk-18725-CPM; 8:10-bk-18728-CPM; and 8:10-bk-18730-CPM) (United States Bankruptcy Court, Middle District of Florida, Tampa, Florida) (the “Bankruptcy Case”), entered its Order Approving the Settlement Term Sheet with WELLS FARGO BANK, N.A. (“Bank”), and authorizing sales of substantially all the assets of ODYSSEY (III) DP XVII, LLC (“Odyssey”), PARADISE SHOPPES AT APOLLO BEACH, LLC (“Paradise Shoppes”), CRF-PANTHER IX, LLC (“CRF-Panther”) (the “Order”), a copy of which is attached hereto as Exhibit “A”.

B. Pursuant to the Order, the Bankruptcy Court also approved the auction sale of the Property described in Exhibit “B” attached hereto and incorporated herein by this reference (the “Property”) to the highest and best bidder at an auction sale (the “Auction) and approved certain bidding procedures related thereto (the “Bidding Procedures”).

C. Seller is the owner of the Property, commonly known as St. Charles Plaza, situate, lying and being in Polk County, Florida.

D. Pursuant to the Order, Seller desires to sell, and Buyer desires to buy, the Property at the Auction, upon Buyer being determined to be the highest and best bidder for the Property, and subject to the approval of the Bankruptcy Court, on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the recitals hereinabove set forth, and for other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

1. Sale and Purchase. Upon Buyer being determined to be the maker of the highest and best bid at the Auction, Seller hereby agrees to sell and convey the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, subject to the terms and conditions set forth in this Agreement and approval of the Bankruptcy Court. The sale of the Property is “as is” with no representations or warranties by Seller other than as expressly set forth in this Agreement.

2. Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the amount of Nine Million Five Hundred Thousand Dollars ($9,500,000.00) and shall be paid to Seller at Closing.

a. Deposit. On or before May 9, 2011, Buyer shall deposit with Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (the “Escrow Agent”), in escrow, pursuant to an escrow agreement in the form attached hereto and incorporated herein as Exhibit “C” (the “Escrow Agreement”), an amount equal to ten percent (10%) of the Purchase Price (the “Deposit”). If the sale of the Property is consummated pursuant to the terms of this Agreement, the Deposit shall be paid to Seller and applied to the payment of the Purchase Price as described in Section 2(b) below. In the event Buyer fails to pay the Purchase Price at Closing as required herein or defaults under the terms of this Agreement and the Closing does not occur, the Deposit shall be forfeited and retained by Seller to be distributed in accordance with the Order.

b. Payment of the Purchase Price at Closing. The Purchase Price, subject to closing prorations and adjustments as set forth herein, shall be paid by Buyer to Seller in immediately available funds at Closing. The Purchase Price shall be paid as follows:

$950,000.00	the Deposit described in Section 2a above;

$8,550,000.00	cash due at Closing, subject to prorations and adjustments as provided in this Agreement, to be paid by wire transfer.

$9,500,000.00	Total Purchase Price.

3. Conveyance. At Closing, Seller shall convey to Buyer fee simple marketable title to the Property by Special Warranty Deed (the “Deed”) in the form attached hereto and incorporated herein as Exhibit “D”, subject to all matters of record, including but not limited to easements, restrictions, declarations, mineral reservations, covenants, reservations and agreements, but free and clear of all liens, claims or interests in the Property pursuant to-Section 363(f) of the Bankruptcy Code.

4. Auction Contingency; Higher or Better Offers; Bidding Requirements; Sale Free and Clear. The parties agree that this Agreement and each party’s respective obligation to close hereunder is subject to any higher or better offer received by Seller from any bidder and accepted by Seller and approved by the Bankruptcy Court in connection with the Auction that is to be conducted in accordance with the Order and the Bidding Procedures, as may be further amended subject to approval of the Bankruptcy Court (the “Amended Auction and Bidding Procedures”). The Amended Auction and Bidding Procedures, and any further amendments thereto that may be approved by the Bankruptcy Court prior to the Sale, are incorporated into this Agreement by reference and are binding on the parties hereto. Pursuant to the Amended Auction and Bidding Procedures, Buyer must timely qualify as a bidder, timely submit a written opening bid, confidentiality agreement, and other documentation as required by the Order, timely pay the Deposit (required by Section 2a hereof) and satisfy other auction and bidding requirements, all of which are incorporated herein by reference and are binding on the parties hereto. This Agreement and each party’s respective obligation to close hereunder shall also be subject to the entry of a final and non-appealable order of the Bankruptcy Court approving the sale and transfer of the Property to Buyer free and clear of liens, claims, interests and encumbrances in and with respect to the Property to the extent authorized by Section 363(f) of the Bankruptcy Code, except as specifically provided in this Agreement, which is reasonably acceptable to Buyer in both form and substance (the “Sale Order”).

5. Due Diligence and Access to the Property. Buyer acknowledges that it has previously conducted its due diligence and inspection of the Property. In the event that Buyer becomes a qualified bidder, Buyer may conduct additional due diligence and arrange an inspection of the Property prior to the Closing Date by contacting a representative of Seller or Danny Finkle of Holliday Fenoglio Fowler, L.P. (the “Broker”). During the course of any such entry, Buyer shall not cause, and shall not suffer or permit to occur, any damage or injury to the Property or any part thereof and if Buyer does cause, suffer or permit any damage or injury to the Property, Buyer shall, at its expense, promptly restore the Property to the condition it was in immediately prior to such injury or damage. Buyer shall indemnify, defend, and hold Seller harmless from any and all liabilities, claims and damages arising out of the rights granted to Buyer in this Section 5, which covenant shall survive Closing or the earlier termination of this Agreement. Buyer shall restore the Property to as close (as it is reasonably able) to the condition as the Property was in immediately prior to Buyer conducting the tests set forth above. The foregoing inspection rights shall be subject to: (A) advance written notice to Seller; (B) Seller’s right to have a representative present during the inspections; (C) the rights of Tenants in possession; and (D) no invasive tests without Seller’s prior written consent.

6. Conditions to Buyer’s Obligation. Buyer’s obligation to close on the sale of the Property pursuant to this Agreement is subject to the satisfaction, at or prior to Closing, of each of the following conditions:

a. Compliance with Conditions and Covenants. The fulfillment by Seller of all conditions to Closing, the compliance by Seller in all material respects with its covenants contained in this Agreement, and the execution, acknowledgment (where applicable) and delivery of all documents and items to be delivered by Seller to Buyer at the Closing pursuant to Section 8 herein.

b. Representations. All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects to the knowledge of Seller when made and shall be true and correct in all material respects to that knowledge as of the Closing Date.

c. Condition of Property. The physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear, loss by casualty or condemnation (as permitted under this Agreement), and conditions created or suffered by Buyer excepted.

d. Sale Order. The Sale Order shall have been entered by the Bankruptcy Court.

e. Delivery of Title Insurance. A mark-up of the Title Insurance Commitment (as defined in paragraph 13) or a pro forma of the Title Insurance Policy (as defined in paragraph 13), and in either case binding on the Title Insurance Company (as defined in paragraph 13), in the amount of the purchase price shall be delivered by the

Title Insurance Company to the Buyer subject only to the following exceptions appearing in Schedule B-2 of the Title Insurance Commitment: Items 2, 4, and 6 thru and including 14. In addition, the mark up or pro forma (as applicable) shall contain a specific “survey read” exception in the event that the Title Insurance Company, after review of the Survey, adds an exception for specific survey matters.

f. Waiver of Right of First Refusal. Publix Super Market shall have waived its right of first refusal for this transaction, provided such right shall survive the Closing.

7. Conditions to Seller’s Obligation. Seller’s obligation to close on the sale of the Property pursuant to this Agreement is subject to the satisfaction, at or prior to Closing, of each of the following conditions:

a. Compliance with Conditions and Covenants. The fulfillment by Buyer of all conditions to Closing, the compliance by Buyer in all material respects with the covenants contained in this Agreement, compliance with the Amended Auction and Bidding Procedures, and the execution, acknowledgment (where applicable) and delivery of all documents and items to be delivered by Buyer to Seller at the Closing pursuant to Section 8 herein.

b. Representations. All of Buyer’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

c. Sale Order. The Sale Order shall have been entered by the Bankruptcy Court.

8. Closing and Closing Escrow.

a. Closing Date. The consummation of the transaction contemplated herein (the “Closing”) shall occur not later than the later to occur of: (i) three (3) business days after the Sale Order becomes a final, un-appealable order; or (ii) June 10, 2011 (“Closing Date”). Notwithstanding the foregoing, in the event this Agreement is accepted by Seller as a back-up bid as contemplated by the Bidding Procedures, the Closing Date under this Agreement applicable to the back-up bidder, shall be no later than the earlier of (i) ten (10) business days after written notice to Buyer of acceptance of the back-up bid, or (ii) July 15, 2011, but in no event earlier than June 10, 2011.

b. Seller’s Obligations at Closing. At or before Closing, Seller shall deliver to Buyer, each of the following documents:

(1)	Deed. The Deed executed by Seller conveying the Property to Buyer in the form attached hereto and incorporated herein as Exhibit “D”.

(2)	Bill of Sale, Assignment and Assumption. The Bill of Sale, Assignment and Assumption executed by Seller conveying all of Seller’s right, title and interest, if any, to the personal property, leases (“Leases”) and contracts with respect to the Property in the form attached hereto and incorporated herein as Exhibit “E”.

(3)	Order. A certified or official copy of the Sale Order of the Bankruptcy Court approving the sale to Buyer;

(4)	Leases. The originals (or copies to the extent Seller does not have the original) of all of the Leases in Seller’s possession. Seller shall also provide Buyer with copies of any Lease files in Seller’s possession.

(5)	Closing Statement. A closing statement setting forth the allocation of closing costs, purchase proceeds, etc. in form and content reasonably satisfactory to Buyer and Seller.

(6)	Other Documents. All other documents reasonably required to consummate the transaction contemplated hereunder; and all Property-related documents in Seller’s possession or reasonably available to Seller (in addition to any specified above) that would be typically utilized in connection with the ownership or operation of the Property, for example, environmental and physical inspection reports, surveys, tenant correspondence, marketing and promotional surveys and records, building plans and specifications, repair records and equipment warranties.

Seller shall also deliver to Buyer all keys and locks to the Property in Seller’s possession if any.

c. Buyer’s Closing Documents. At or before Closing, Buyer shall deliver to Seller the following:

(1)	Purchase Price. The Purchase Price by wire transfer of immediately available funds;

(2)	Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption in the form attached hereto and incorporated herein as Exhibit “E”.

(3)	Closing Statement. A closing statement setting forth the allocation of closing costs, purchase proceeds, etc. in form and content reasonable reasonably satisfactory to Buyer and Seller; and

(4)	Closing Funds. Good and sufficient funds required to close the transaction.

(5)	All other documents reasonably required to consummate the transaction contemplated hereunder.

d. Proration, Rents; Taxes; Security Deposits. At Closing, prorations of income and expense, the apportionment of taxes, and credit for security deposits shall be as follows:

(1)	All rents, income, utilities and those operating expenses relating to service contracts assumed by Buyer (at Buyer’s option) with respect to the Property, if any, for the month in which the Closing occurs, and real estate taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be adjusted and prorated as of midnight of the day prior to Closing. If the Closing shall occur before any rents from the Property have actually been paid for the month in which the Closing occurs, only the rents actually received by Seller will be prorated at Closing.

(2)	To the extent that Seller or Buyer receives any late rent payments under any Lease after the Closing Date, such rents shall be applied in the following order of priority, to the extent such calendar months have not been paid (a) first to the calendar month in which the Closing occurred, (b) then to any calendar month or months following the calendar month in which the Closing occurred, until the Tenant under such Lease is current with respect to all rents payable after the Closing Date, and (c) then to calendar months prior to the month in which the Closing occurred.

(3)	After Closing, Buyer shall bill the Tenants under the Leases for rents as required by the Leases and shall use reasonable efforts to collect any and all rents (both current and delinquent) due pursuant to the Leases, provided that Buyer shall have no obligation to commence any legal action to collect any such rents. Any rents collected pursuant to any such legal proceedings shall be applied first to the payment of Buyer’s costs and expenses incurred in bringing and prosecuting such legal proceedings, and then disbursed between Seller and Buyer in accordance with clause (2) above. Buyer shall not have the right to keep any rents collected for time periods prior to the Closing that may be unpaid as of the date of Closing.

(4)

Taxes shall be prorated as of midnight of the day prior to Closing based upon the maximum allowable discount and all applicable exemptions, and appropriate credits given. If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property are fixed for the year in which the Closing occurs, the parties agree that there shall be no adjustment of such taxes.

e. Closing Costs. Seller shall pay the following closing costs: transfer taxes, if any, documentary stamps and related costs, if any, to record the Deed and other instruments necessary to effectuate the sale of the Property, the Survey (hereinafter defined), an inspection report and Phase I environmental report on the Property, and the brokerage commission to Broker (hereinafter defined). Purchaser shall pay the following closing costs: costs and expenses related to an owner’s title insurance policy; Buyer’s due diligence costs, and pending special assessment liens for which the work has not been substantially completed. Buyer and Seller shall each pay its own attorney’s fees in connection with this Agreement and the Closing. Buyer shall pay such other closing costs as may be required by the Amended Auction and Bidding Procedures or order of the Bankruptcy Court.

9. “As-Is” Purchase.

(A) BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS PURCHASING THE PROPERTY “AS-IS” “WHERE-IS” AND “WITH ALL FAULTS” WITHOUT ANY WARRANTIES, REPRESENTATIONS (EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 10 OF THIS AGREEMENT) OR IN THE DEED OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF, SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES CONCERNING THE CONDITION OF THE PROPERTY AND ANY PORTIONS THEREOF, INCLUDING, BUT NOT LIMITED TO, (A) PHYSICAL AND ENVIRONMENTAL CONDITIONS AND IMPLIED WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (B) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (C) THE INCOME TO BE DERIVED FROM THE PROPERTY, (D) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (E) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (F) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (G) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (H) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. NOTWITHSTANDING THE FOREGOING, THE PROPERTY WILL BE SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO BUYER FREE AND CLEAR OF ALL LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES IN AND WITH RESPECT TO THE PROPERTY TO THE

EXTENT AUTHORIZED BY SECTION 363(F) OF THE BANKRUPTCY CODE, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

(B) BUYER ACKNOWLEDGES AND AGREES THAT BUYER HAS NOT RELIED, AND WILL NOT RELY, UPON ANY REPRESENTATIONS OR WARRANTIES (ORAL OR WRITTEN) MADE BY OR PURPORTEDLY MADE ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY, UNLESS SUCH REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER HAS NOT RELIED, AND WILL NOT RELY, UPON ANY DOCUMENTS OR OTHER INFORMATION (ORAL OR WRITTEN) PROVIDED BY, OR PURPORTEDLY PROVIDED ON BEHALF OF, SELLER UNDER THIS AGREEMENT OR OTHERWISE. BUYER UNDERSTANDS AND AGREES THAT ANY DOCUMENTS OR INFORMATION PROVIDED TO BUYER BY SELLER OR ON SELLER’S BEHALF HAVE BEEN OBTAINED FROM A VARIETY OF SOURCES AND HAVE NOT BEEN INDEPENDENTLY INVESTIGATED OR VERIFIED BY SELLER AND ARE NOT TO BE RELIED UPON BY BUYER IN PURCHASING SUCH PROPERTY. SELLER MAKES NO EXPRESS REPRESENTATIONS OR WARRANTIES, AND SELLER HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES CONCERNING THE TRUTH, ACCURACY AND COMPLETENESS OF ANY DOCUMENTS OR INFORMATION PROVIDED TO BUYER BY SELLER OR BY ANYONE ACTING, OR PURPORTING TO ACT ON BEHALF OF SELLER.

(C) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, BUYER AGREES THAT NO REPRESENTATION BY OR ON BEHALF OF SELLER HAS BEEN MADE TO BUYER AS TO THE CONDITION OF THE PROPERTY, ANY RESTRICTIONS RELATED TO THE DEVELOPMENT OF THE PROPERTY, THE APPLICABILITY OF OR COMPLIANCE WITH ANY GOVERNMENTAL REQUIREMENTS, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL LAWS, OR THE SUITABILITY OF THE PROPERTY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT SELLER SHALL HAVE NO OBLIGATION TO DELIVER THE PROPERTY IN BROOM CLEAN CONDITION. BUYER FURTHER ACKNOWLEDGES THAT SELLER DOES NOT POSSESS ANY EXPERTISE CONCERNING HAZARDOUS MATERIALS OR HAZARDOUS SUBSTANCES (AS DEFINED BY ANY FEDERAL OR STATE LAW, RULE OR REGULATION) INCLUDING, WITHOUT LIMITATION, PCB’S OR ASBESTOS, FURTHERMORE, BUYER IS NOT RELYING ON ANY REPRESENTATION, OR THE LACK OF SAME, WITH RESPECT TO HAZARDOUS MATERIALS OR HAZARDOUS SUBSTANCES AS THEY APPLY TO CONDITIONS ON THE PROPERTY.

(D) BUYER UNCONDITIONALLY WAIVES AND RELEASES SELLER FROM AND AGAINST ANY AND ALL LIABILITY OF SELLER, WHETHER KNOWN OR UNKNOWN, PRESENT OR FUTURE, ARISING OUT OF OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS ON, IN, UNDER, OR ABOUT THE PROPERTY, OR THE VIOLATION

OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAWS, INCLUDING, BUT NOT LIMITED TO CERCLA.

10. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that to the knowledge of Seller, as of the Effective Date and on the Closing Date:

a. Seller is authorized by the Order to convey the Property that is the subject of this Agreement, subject to the Bankruptcy Court’s approval of the sale to Buyer.

b. There is currently in effect, and will remain in effect through the Closing Date, adequate general liability insurance covering personal injury or property damage occurring in or about the Property in commercially reasonably amounts and with a reputable insurance company.

11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that, as of the Effective Date, and on the Closing Date:

a. Buyer has not received notice of any litigation pending or threatened against Buyer that might affect its ownership, use or operation of the Property in any material respect, or its ability to carry out its obligations under this Agreement; and

b. Buyer is a limited liability company organized and existing under the laws of the State of Ohio and is authorized to do business in the state in which the Property is located; this Agreement is duly authorized, executed, and delivered by Buyer, is a legal, valid and binding obligation of Buyer, and does not violate any provisions of any material agreement or judicial order to which Buyer is a party or to which Buyer is subject; all documents executed by Buyer that are to be delivered to Seller at the Closing will be duly authorized, executed, and delivered by Buyer, will be legal, valid, and binding obligations of Buyer, and will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject as of the Closing Date; and the person executing this Agreement on behalf of Buyer is duly authorized to do so.

12. Default. If Buyer shall fail to close as herein provided, or otherwise default in any respect under this Agreement, Seller’s sole and exclusive remedy shall be to terminate this Agreement immediately upon written notice thereof to Buyer, whereupon Seller shall receive the entire Deposit together with any interest earned with respect to the Deposit while in escrow, as liquidated damages and not as a penalty (it being acknowledged that actual damages are incapable of being ascertained). If Seller shall fail to close as herein provided, or otherwise default in any respect under this Agreement, Buyer’s sole and exclusive remedy shall be to terminate this Agreement immediately upon written notice thereof to Seller and receive back the Deposit (provided that the Buyer is not otherwise in default of this Agreement), whereupon neither party shall have any further liability or obligation to the other party, except as provided in Section 5 herein. Except for the return of the Deposit as provided for in the immediately preceding sentence, if applicable, Seller shall not be liable to Buyer for any damages for any breach of this Agreement or any liability related to the subject matter of this Agreement.

13. Title Insurance Commitment. Prior to the Auction, Seller has heretofore delivered to Buyer a current commitment for title insurance (the “Title Insurance Commitment”) issued by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as agent for Chicago Title Insurance Company (the “Title Insurance Company”), for the issuance of a ALTA Owner’s Policy of title insurance (6/17/06 Form with Florida modifications), to a proposed insured to be determined (the “Title Insurance Policy”). The Title Insurance Commitment will be endorsed prior to Closing to reflect the proposed insured as Purchaser and the amount of title insurance to be the Purchase Price. Buyer has also received a copy of any instrument referred to in the Title Insurance Commitment that affects the title of Seller to the Property or that constitutes an exception or restriction upon the title of Seller to the Property.

14. Survey. Prior to Auction, Seller has heretofore delivered to Buyer a survey of the Property (the “Survey”). Prior to Closing, Buyer may elect to obtain a new survey or revise, modify, or re-certify as necessary in order for the Title Insurance Company to delete the survey exception from the Title Insurance Policy, at Buyer’s sole cost and expense.

15. Miscellaneous.

a. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon the earlier of receipt or (i) three Business Days after deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, (ii) one Business Day after deposit with Federal Express or similar overnight courier or (iii) delivery by hand, and addressed as follows:

If to Seller:	Odyssey (III) DP XVII, LLC
c/o Stichter Riedel Blain & Prosser, P.A.
Attn: Edward J. Peterson, Esq.
110 East Madison Street, Suite 200
Tampa, Florida 33602

If to Buyer:	Phillips Edison Group LLC
11501 Northlake Drive
Cincinnati, Ohio 45249
Attention: David Wik

If to Escrow Agent:	Drew M. Dillworth, Esquire
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
Museum Tower Building
150 West Flagler Street, Suite 2200
Miami, Florida 33130

or such other address as either party may, from time to time, specify in writing to the other.

b. Brokers and Finders. Seller shall pay a commission to Seller’s Broker (Holliday Fenoglio & Fowler, L.P.), as approved by the Bankruptcy Court. Each party hereto indemnifies the other party from and against the claims of any person claiming a brokerage or finders fee or commission by, through, or under such party other than Broker. This Section shall survive the Closing or the earlier termination of this Agreement.

c. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators, and assigns. Buyer may assign this Agreement to an affiliate, provided that no assignment of this Agreement by Buyer shall relieve Buyer of its obligations hereunder.

d. Amendments. This Agreement may be amended, waived, or consent for the departure therefrom granted, only by a written document executed by Seller and Buyer and approved by the Bankruptcy Court or order of the Bankruptcy Court. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance of this Agreement shall be construed as a consent or waiver to or of any subsequent breach or default in the performance by such other party of the same or any other obligations hereunder.

e. Governing Law. This Agreement shall be governed by, construed in and enforced in accordance with the laws of the State of Florida without regard to choice of law rules.

f. Merger of Prior Agreements. This Agreement, as amended from time to time subsequent to the Effective Date, and the Exhibits attached hereto constitute the entire agreement between Buyer and Seller with respect to the purchase and sale of the Property and supersede all prior oral and written agreements and understandings between the parties hereto relating to the subject matter hereof. No oral statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

g. Time of the Essence. Time is of the essence in this Agreement.

h. Counterparts. This Agreement may be executed in counterparts and all counterparts shall be considered part of one Agreement binding on all parties hereto. Fully executed copies of this Agreement transmitted electronically (via facsimile or e-mail) shall be effective for all purposes.

i. Captions. The headings and captious of the various subdivisions of this Agreement are for convenience of reference only and in no way define, limit, modify or affect the scope or intent of this Agreement.

j. Gender. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female, and vice versa.

k. Recitals and Exhibits. The recitals following the introductory paragraph of this Agreement, and the Exhibits attached to this Agreement, are hereby incorporated into and are deemed to be part of this Agreement.

l. Severability. In the event that one or more of the provisions hereof shall be held to be illegal, invalid, or unenforceable, such provisions shall be deemed severable and the remaining provisions hereof shall continue in full force and effect.

m. Business Day. As used herein, the term “Business Day” with respect to Seller shall mean any day other than Saturday, Sunday or any day banks are authorized or required to be closed in Miami, Florida.

n. Radon Notice. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

o. Waiver. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of actions to enforce any such right, power or remedy, shall preclude such party from any other or future exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.

p. Submission to Jurisdiction. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE MIDDLE DISTRICT OF FLORIDA TAMPA DIVISION FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.

SELLER:

ODYSSEY (III) DP XVII, LLC, a Florida limited liability company

By:	/s/ Robert L. Madden
	Name:	Robert L. Madden
	Its:	President

BUYER:

PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By:	/s/ Robert Myers
	Name:	Robert Myers
	Its:	Vice President